As filed with the Securities and Exchange Commission on March 9, 2011
Registration No. ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCLARO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1303994 (I.R.S. Employer Identification No.)

2560 Junction Avenue San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)

Amended and Restated 2004 Stock Incentive Plan
(Full title of the plan)
Alain Couder
President and Chief Executive Officer
Oclaro, Inc.
2560 Junction Avenue
San Jose, California 95134
(Names and address of agent for service)
(408) 383-1400
(Telephone number, including area code, of agent for service)
Copies to:

Robert T. Clarkson Kevin B. Espinola Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650)739-3996	Kate Rundle, Esq. Executive Vice President, General Counsel & Corporate Secretary Oclaro, Inc. 2560 Junction Avenue San Jose, California 95134 (408) 383-1400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)(2)	Per Share (3)	Offering Price (3)	Registration Fee
Common Stock, par value $0.01 per share	4,000,000 shares	$17.72	$70,880,000	$8,229.17

(1)	Consists of additional shares of common stock (the “Common Stock”) of Oclaro, Inc. (the “Registrant”) issuable pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for purposes of calculation of the registration fee, calculated pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sales prices of the Common Stock on March 4, 2011 as reported on the NASDAQ Global Select Market.

INTRODUCTION
     On October 27, 2010, the stockholders of Oclaro, Inc. (the “Registrant”) approved an amendment and restatement of the Oclaro, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 3,800,000 shares to 7,800,000 shares.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The Registrant will send or give the documents containing the information required by Part I of Form S-8 to participants in the Plan as specified by Securities Act Rule 428(b)(1). We are not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Registration of Additional Shares
     This Registration Statement on Form S-8 is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-119011, filed by the Registrant on September 15, 2004, the Registration Statement on Form S-8, File No. 333-129825, filed by the Registrant on November 18, 2005, and the Registration Statement on Form S-8, File No. 333-149072, filed by the Registrant on February 5, 2008, each relating to the Plan.
Item 8. Exhibits.
     See Index to Exhibits on page 3.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 9, 2011.

OCLARO, INC.
By:	/s/ Alain Couder
Alain Couder
Chief Executive Officer, President and Director

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Alain Couder as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alain Couder Alain Couder	Chief Executive Officer, President and Director (Principal Executive Officer)	March 9, 2011

/s/ Jerry Turin Jerry Turin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2011

/s/ Bernard Couillaud Bernard Couillaud	Chairman of the Board	March 9, 2011

/s/ Giovanni Barbarossa Giovanni Barbarossa	Director	March 9, 2011

/s/ Edward Collins Edward Collins	Director	March 9, 2011

/s/ Greg Dougherty Greg Dougherty	Director	March 9, 2011

/s/ Lori Holland Lori Holland	Director	March 9, 2011

/s/ Joel A. Smith III Joel A. Smith III,	Director	March 9, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Oclaro, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 dated May 5, 2009 and incorporated herein by reference)

3.2	Restated Certificate of Incorporation of Oclaro, Inc. (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on September 1, 2010, and incorporated herein by reference)

5.1*	Opinion of Jones Day, counsel to Oclaro, Inc.

10.1	Oclaro, Inc. Amended and Restated 2004 Stock Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on October 28, 2010 and incorporated herein by reference)

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Jones Day (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in this Registration Statement under “Signatures”).

*	Filed herewith.